EXECUTION COPY

EXHIBIT 4.2

OMNIBUS INSTRUMENT OF APPOINTMENT AND ACCEPTANCE

OF U.S. BANK NATIONAL ASSOCIATION AS SUCCESSOR INDENTURE TRUSTEE

This Omnibus Instrument of Appointment and Acceptance of U.S. Bank National Association as Successor Indenture Trustee (this “Agreement”), dated as of June 18, 2013, is by and among U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as successor indenture trustee (“Successor Indenture Trustee”) to The Bank of New York Mellon Trust Company, N.A. under the Indenture (as defined below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BONY”), not in its individual capacity, but solely as indenture trustee (the “Predecessor Indenture Trustee”) under the Indenture and FIRST NATIONAL MASTER NOTE TRUST, as Issuer (the “Issuer”) under the Indenture and is acknowledged and accepted by FIRST NATIONAL FUNDING LLC, as Transferor (“Transferor”) and FIRST NATIONAL BANK OF OMAHA, as Servicer (the “Servicer”).

Reference is made to the First Amended and Restated Master Indenture, dated as of December 20, 2012, between the Issuer and BONY and as acknowledged and accepted by the Transferor and Servicer (the “Master Indenture”), as amended and supplemented at any time and from time to time by an indenture supplement in accordance with Article X thereof and as amended and supplemented by the indenture supplements specified on Schedule I hereto (each, an “Indenture Supplement”). Hereinafter, the Master Indenture and each of the Indenture Supplements is, collectively, referred to as the “Indenture”) and Indenture Supplement and its underlying series of notes is sometimes referred to as a “Transaction.”

1. Appointment and Acceptance. In connection with the resignation of BONY as Predecessor Indenture Trustee under the Indenture, as evidenced by the Notice of Resignation of Indenture Trustee dated June 18, 2013 provided by the Predecessor Indenture Trustee pursuant to Section 6.08 of the Master Indenture, the Issuer hereby appoints U.S. Bank as Successor Indenture Trustee under the Indenture, and U.S. Bank hereby acknowledges and accepts such appointment, in each case as of June 18, 2013 (the “Effective Date”) and pursuant to the provisions of the Indenture. The parties hereto agree that upon the Effective Date, U.S. Bank, as Successor Indenture Trustee under the Indenture, shall become fully vested with all the rights, powers, duties and obligations of, the Indenture Trustee under the Indenture and the Successor Indenture Trustee hereby assumes all of the duties and obligations of, the Predecessor Indenture Trustee (including, without limitation, as note registrar, paying agent, securities intermediary or other similar administrative capacities), under the Indenture and each Transaction Document (as defined in Section 3(d) below), with like effect as if originally named “Indenture Trustee” therein.

2. Representations, Warranties and Covenants of the Successor Indenture Trustee. The Successor Indenture Trustee hereby represents, warrants and covenants as of the date hereof and the related Effective Date as follows:

(a) It is a national banking association duly and validly organized and existing pursuant to the laws of the United States of America, with combined capital and surplus of at least $50,000,000, and a long-term debt rating of at least Baa3 by Moody’s Investors Service, Inc. and BBB- by Standard & Poor’s, a Standard & Poor’s Financial Services LLC business;

(b) It satisfies all of the requirements of Section 310(a) of the Trust Indenture Act of 1939;

(c) With respect to the Master Indenture, it will perform and fulfill on and after the date hereof, each covenant, agreement, condition, obligation and responsibility of the Predecessor Indenture Trustee under the Master Indenture and all other Transaction Documents, as such term is defined in Annex A to the Master Indenture (the “Master Trust Level Transaction Documents”);

(d) With respect to each Transaction, it will perform and fulfill on and after the date hereof, each covenant, agreement, condition, obligation and responsibility of the Predecessor Indenture Trustee under the provisions of the related Indenture Supplement and all other documents, agreements and instruments relating to the Transaction (as to each Transaction, collectively, the “Series Trust Level Transaction Documents” and, collectively, with the Master Trust Level Transaction Documents, the “Transaction Documents”); and

(e) This Agreement has been duly authorized, executed and delivered on behalf of the Successor Indenture Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law).

3. Representations, Warranties and Covenants of the Predecessor Indenture Trustee. The Predecessor Indenture Trustee hereby represents, warrants and covenants as of the date hereof and the related Effective Date as follows:

(a) This Agreement has been duly authorized, executed and delivered on behalf of the Predecessor Indenture Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(b) (i) To its knowledge, no Event of Default and no event which with the giving of notice or lapse of time, or both, would become an Event of Default, exists under the Master Indenture, (ii) it is in compliance with each of its obligations and responsibilities under the

Indenture and (iii) there is no action, suit or proceeding pending or, to the knowledge of any Responsible Officer, threatened against it before any court or governmental authority arising out of any action or omission under the Indenture.

4. Notices and Deliverables. The Predecessor Indenture Trustee has provided all requisite notices under the Indenture related to the resignation of the Predecessor Indenture Trustee and the appointment of the Successor Indenture Trustee to each party to whom the Indenture requires notice regarding the resignation to be given and at the addresses for notices set forth in the Indenture. The Successor Indenture Trustee hereby agrees to provide notice, including any notice required to be provided by the Issuer, of its appointment as Successor Indenture Trustee under the Indenture to each party to whom the Indenture requires notice regarding such appointment to be given.

(a) Deliverables relating to Each Transaction. In addition, with respect to each Transaction, the Predecessor Indenture Trustee hereby agrees to deliver the following items to the Successor Indenture Trustee:

(i) Within 15 days following the Effective Date, copies (and originals to the extent they are in the possession of the Predecessor Indenture Trustee) of the fully executed Indenture Supplement and all other Series Trust Level Transaction Documents to which it is party, and all amendments and supplements thereto;

(ii) On the Effective Date, the Predecessor Indenture Trustee will wire all moneys held by the Predecessor Indenture Trustee pursuant to the Indenture Supplement as of the opening of business on the Effective Date to the applicable account of the Successor Indenture Trustee reflected on Schedule 2; and

(iii) Following the Effective Date, the Predecessor Indenture Trustee shall deliver such other documentation in the Predecessor Indenture Trustee’s possession as the Successor Indenture Trustee may reasonably require in order to accomplish the transfer.

(b) Deliverables relating to the Issuer. In addition and with respect to the Issuer, the Predecessor Indenture Trustee hereby agrees to deliver the following items to the Successor Indenture Trustee:

(i) Within 15 days following the Effective Date, fully executed copies (and originals to the extent they are in the possession of the Predecessor Indenture Trustee) of the Master Indenture, First Amended and Restated Transfer and Servicing Agreement, First Amended and Restated Receivables Purchase Agreement, First Amended and Restated Trust Agreement and First Amended and Restated Administration Agreement and all amendments and supplements thereto;

(ii) On the Effective Date, the Predecessor Indenture Trustee will wire all moneys held by the Predecessor Indenture Trustee pursuant to the Master Indenture as of the opening of business on the Effective Date to the applicable account of the Successor Indenture Trustee reflected on Schedule 2; and

(iii) Following the Effective Date, the Predecessor Indenture Trustee shall deliver such other documentation relating to the Issuer in the Predecessor Indenture Trustee’s possession as the Successor Indenture Trustee may reasonably require in order to accomplish the transfer.

(c) Further Assurances. Following the Effective Date and at the expense of the Issuer, the Predecessor Indenture Trustee shall execute and deliver such further instruments (in form and substance reasonably satisfactory to the Predecessor Indenture Trustee) and shall do such other things as the Successor Indenture Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Indenture Trustee all the right, title and interest hereby assigned, transferred or otherwise delivered to the Successor Indenture Trustee.

(d) Financing Statements. Each of the Predecessor Indenture Trustee and the Successor Indenture Trustee appoints and authorizes the Issuer to file or cause to be filed one or more financing statements in the State of Delaware and in any other applicable jurisdiction to evidence the assignment (without representation or warranty) by the Predecessor Indenture Trustee to the Successor Indenture Trustee of the lien created under the Master Indenture and any lien created under any other Master Trust Level Transaction Document that has been assigned to Predecessor Indenture Trustee, as Indenture Trustee.

5. Liabilities and Responsibilities. The Predecessor Indenture Trustee shall retain continued responsibility and liability and protections for its actions and omissions as Predecessor Indenture Trustee pursuant to the terms of the Transaction Documents prior to the related Effective Date. The Successor Indenture Trustee shall be responsible and liable for its actions and omissions as Successor Indenture Trustee under the Transaction Documents on or after the related Effective Date, and the parties hereto acknowledge and agree that the Predecessor Indenture Trustee shall be released from any obligations or liabilities relating to such actions or omissions arising on or after such Effective Date.

6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE CHOICE OF LAWS OF THE STATE OF NEBRASKA WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Effect on the Indenture. In no event shall this Agreement be construed as a modification, waiver or amendment of the terms of the Indenture by any party thereto or by the holders of any series of notes issued under the Indenture.

8. Corporate Trust Office. References to the address of the Indenture Trustee or to the Corporate Trust Office (as defined in Annex A to the Master Indenture) shall be deemed to refer to the corporate trust office of the Successor Indenture Trustee which is presently located at 60 Livingston Ave, Mail Code: EP-MN-WS3D, St. Paul, MN 55110, Attention: U.S. Bank Structured Finance/Deal Name.

9. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery by a party hereto of an executed counterpart of this Agreement by facsimile or similar electronic means shall be deemed effective as delivery of the original executed counterpart by such party for purposes of execution hereof.

10. Notices. All notices delivered pursuant to this Agreement, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE PREDECESSOR INDENTURE TRUSTEE:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street,

Suite 1020

Chicago, IL 60602

Attention: Mr. Anjum Sarwar

Email: anjum.sarwar@bnymellon.com

Telephone: (312) 827-8663

Fax: (312) 827-8562

TO THE SUCCESSOR INDENTURE TRUSTEE:

U.S. Bank National Association

60 Livingston Ave

EP-MN-WS3D

St. Paul, MN 55110

Attn: Structured Finance – FNBO

Email: Michelle.Moeller@usbank.com

Telephone: (651) 466-5054

Fax: (866) 831-7910

TO THE ISSUER:

First National Master Note Trust

c/o First National Bank of Omaha

1620 Dodge Street

Stop Code 3395

Omaha, Nebraska 68197-3395

Attention: Timothy D. Hart

Email: thart@fnni.com

Telephone Number: (402) 602-3908

Fax: (402) 602-3199

11. Fees and Expenses. The Issuer represents that all outstanding fees and expenses of the Predecessor Indenture Trustee, of which it is aware, have been paid in full.

12.Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the representations, warranties, or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Agreement and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement (as such term is defined in Annex A to Master Indenture).

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Instrument of Appointment and Acceptance of U.S. Bank National Association as Successor Indenture Trustee to be duly executed and acknowledged all as of the day and year first above written.

[signatures appear on the following page(s)]

U.S. BANK NATIONAL ASSOCIATION, a
national banking association, as Successor Indenture Trustee under the Indenture

By:	/s/ Michelle Moeller
Name:	Michelle Moeller
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Predecessor Indenture Trustee

By:	/s/ David H. Hill
Name:	David H. Hill
Title:	Vice President

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Assistant Vice President

Acknowledged and Accepted:

FIRST NATIONAL FUNDING LLC, as Transferor

By:	First National Funding Corporation, its Managing Member

/s/ Karlyn M. Knieriem
Name: Karlyn M. Knieriem
Title: Senior Vice President

FIRST NATIONAL BANK OF OMAHA, as Servicer

By:	/s/ Karlyn M. Knieriem
Name:	Karlyn M. Knieriem
Title:	Vice President

Schedule 1

List of Transactions

VFN Series 2012-1 Indenture Supplement, dated as of August 31, 2012, between First National Master Note Trust, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, and acknowledged and accepted by First National Bank of Omaha, as Servicer, and First National Funding LLC, as Transferor, relating to the VFN Series 2012-1 Notes.

Fourth Amended and Restated VFN Series 2008-2 Indenture Supplement, dated as of October 10, 2012, between First National Master Note Trust, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee, and acknowledged and accepted by First National Bank of Omaha, as Servicer, and First National Funding LLC, as Transferor, relating to the VFN Series 2008-2 Notes.

Schedule 2

Successor Indenture Trustee Wire Instructions

Wire Instructions:

U.S. Bank N.A.

ABA: 091000022

DDA: 173103322058

RE: 170740000/FNBO 2008-2

Attn: Tanveer Ashraf

Wire Instructions:

U.S. Bank N.A.

ABA: 091000022

DDA: 173103322058

RE: 170741000/FNBO 2012-1

Attn: Tanveer Ashraf

Wire Instructions:

U.S. Bank N.A.

ABA: 091000022

DDA: 173103322058

RE: 170742000/FNBO Master Trust

Attn: Tanveer Ashraf